Exhibit 99.1

Natural Health Trends Reports Strong Second Quarter 2016 Financial Results

•	Revenue increased 15% year-over-year to $80.4 million

•	Record operating income increased 22% year-over-year to $14.9 million

•	Increased quarterly dividend by 17% to $0.07 per share

•	Repurchased $5.4 million of common stock during the quarter

LOS ANGELES – July 27, 2016 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights

•	Total revenue increased 15% to $80.4 million, compared to $69.7 million in the second quarter of 2015.

◦	Revenue from the Company’s Hong Kong operations, which represented 91% of total revenue, increased 13% to $73.3 million, compared to $64.8 million in the second quarter of 2015.

◦	Revenue outside of Hong Kong increased 43% to $7.0 million, compared to $4.9 million in the second quarter of 2015.

•	Operating income increased 22% to $14.9 million, compared to $12.3 million in the second quarter of 2015.

•
Additional income tax provision of $2.4 million was recognized in the second quarter of 2016 for the expected partial repatriation of overseas profits, resulting in an overall effective tax rate of 18%.

•
Net income was $12.2 million, or $1.07 per diluted share, compared to $12.3 million, or $0.98 per diluted share, in the second quarter of 2015. Net income, excluding the impact of the additional tax provision, would have increased 19% to $14.6 million, or $1.29 per diluted share.

•	The number of Active Members[1] increased 6% to 126,440 at June 30, 2016, compared to 119,800 at March 31, 2016, and increased 65% compared to 76,400 at June 30, 2015.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Year-to-Date 2016 Financial Highlights

•	Total revenue increased 40% to $154.7 million, compared to $110.4 million in the first six months of 2015.

•	Operating income increased 51% to $28.9 million, compared to $19.2 million in the first six months of 2015.

•
Additional income tax provision of $4.8 million was recognized in the first six months of 2016 for the expected partial repatriation of overseas profits, resulting in an overall effective tax rate of 19%.

•
Net income was $23.5 million, or $2.03 per diluted share, compared to $19.0 million, or $1.52 per diluted share, in the first six months of 2015. Net income, excluding the impact of the additional tax provision, would have increased 49% to $28.2 million, or $2.44 per diluted share.

Management Commentary

“We had an excellent second quarter characterized by record product orders and operating profit,” commented Chris Sharng, President of Natural Health Trends Corp. “We once again achieved a double-digit, year-over-year increase in revenue growth driven by our emphasis on products, training, services and marketing.”

Mr. Sharng further commented, “Going forward, we will remain focused on expanding our global footprint, continuing to acquire members in new and existing markets, as well as our product development initiatives to drive sustainable, long-term growth. Through our strong cash generation, we are very well positioned to grow our business organically while simultaneously returning value to our stockholders through quarterly cash dividends and execution on our $70 million stock repurchase program.”

Balance Sheet and Cash Flow

•	At June 30, 2016, cash and cash equivalents totaled $109.6 million, compared to $99.6 million at March 31, 2016.

•
Net cash provided by operating activities in the second quarter of 2016 was $16.6 million, compared to $22.9 million in the second quarter of 2015. For the first six months of 2016, net cash provided by operating activities was $30.4 million, compared to $39.5 million in the first six months of 2015.

•
On July 19, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share on outstanding common stock, which represents a 17% increase over the prior quarter dividend. The dividend will be payable on August 26, 2016 to stockholders of record as of August 16, 2016.

•
During the six months ended June 30, 2016, the Company repurchased $23.7 million of its common stock under its existing $70.0 million stock repurchase program. At June 30, 2016, approximately $32.0 million remained available for repurchases, inclusive of related estimated income tax.

Second Quarter 2016 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2016 financial results today, Wednesday, July 27, 2016 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, July 27, 2016
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13639821
Webcast:	http://public.viavid.com/index.php?id=120028

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on July 27, 2016 through 11:59 p.m. Eastern Time on August 10, 2016 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing the replay pin number: 13639821.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 4, 2016 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investors:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,649	$104,914
Accounts receivable	93	57
Inventories, net	12,302	10,455
Other current assets	2,893	2,286
Total current assets	124,937	117,712
Property and equipment, net	1,236	894
Goodwill	1,764	1,764
Restricted cash	3,097	3,166
Other assets	620	616
Total assets	$131,654	$124,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,525	$2,862
Income taxes payable	862	379
Accrued commissions	18,651	19,634
Other accrued expenses	17,570	16,703
Deferred revenue	8,832	4,011
Deferred tax liability	60	60
Amounts held in eWallets	18,162	16,414
Other current liabilities	1,715	1,510
Total current liabilities	69,377	61,573
Long-term incentive	5,264	5,770
Total liabilities	74,641	67,343
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,554	85,963
Retained earnings (accumulated deficit)	12,572	(9,647)
Accumulated other comprehensive loss	(237)	(101)
Treasury stock, at cost	(41,889)	(19,419)
Total stockholders’ equity	57,013	56,809
Total liabilities and stockholders’ equity	$131,654	$124,152

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$80,391	$69,716	$154,737	$110,425
Cost of sales	15,059	14,094	29,339	23,024
Gross profit	65,332	55,622	125,398	87,401
Operating expenses:
Commissions expense	37,883	35,010	72,969	53,407
Selling, general and administrative expenses	12,431	8,281	23,335	14,704
Depreciation and amortization	91	68	180	109
Total operating expenses	50,405	43,359	96,484	68,220
Income from operations	14,927	12,263	28,914	19,181
Other income (expense), net	16	132	(8)	23
Income before income taxes	14,943	12,395	28,906	19,204
Income tax provision	2,742	122	5,425	193
Net income	$12,201	$12,273	$23,481	$19,011
Income per common share:
Basic	$1.08	$0.99	$2.03	$1.53
Diluted	$1.07	$0.98	$2.03	$1.52
Weighted-average number of common shares outstanding:
Basic	11,333	12,403	11,553	12,428
Diluted	11,359	12,461	11,579	12,513
Cash dividends declared per common share	$0.06	$0.03	$0.11	$0.05

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,481	$19,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180	109
Stock-based compensation	84	35
Cumulative translation adjustment realized in net income	132	(82)
Changes in assets and liabilities:
Accounts receivable	(34)	(186)
Inventories, net	(1,865)	(1,524)
Other current assets	(578)	(672)
Other assets	2	(232)
Accounts payable	665	849
Income taxes payable	487	56
Accrued commissions	(989)	5,471
Other accrued expenses	2,597	4,674
Deferred revenue	4,816	5,459
Amounts held in eWallets	1,759	6,468
Other current liabilities	203	186
Long-term incentive	(506)	(141)
Net cash provided by operating activities	30,434	39,481
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(524)	(333)
Increase in restricted cash	—	(3,272)
Net cash used in investing activities	(524)	(3,605)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	—	309
Repurchase of common stock	(23,704)	(6,082)
Dividends paid	(1,262)	(621)
Net cash used in financing activities	(24,966)	(6,394)
Effect of exchange rates on cash and cash equivalents	(209)	124
Net increase in cash and cash equivalents	4,735	29,606
CASH AND CASH EQUIVALENTS, beginning of period	104,914	44,816
CASH AND CASH EQUIVALENTS, end of period	$109,649	$74,422
NON-CASH FINANCING ACTIVITY:
Issuance of treasury stock	$1,741	$666